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                                                                   EXHIBIT 10.43


                              THIRD AMENDMENT TO
                           STANDARD LEASE AGREEMENT


         THIS THIRD AMENDMENT TO STANDARD LEASE AGREEMENT (this "Amendment") is made by and between AGBRI FANNIN LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and INTERLIANT, INC., a Delaware corporation ("Tenant"), formerly Sage Networks, Inc., a Delaware corporation, effective this the 15/th/ day of May, 2000 (the "Effective Date").

                              W I T N E S S E T H

         WHEREAS, Landlord by its predecessor, LaSalle Partners Management Limited (in its capacity as agent for Fannin Street Limited Partnership, a Delaware limited partnership), and Tenant by its predecessor, Wolf Communications Company, a Texas corporation doing business as Interliant, entered into that certain Standard Lease Agreement dated June 11, 1995, as amended by that certain First Amendment to Standard Lease Agreement dated effective January 18, 1996, and by that certain Second Amendment to Standard Lease Agreement dated effective August 8, 1996 (as amended to date, the "Lease"), for the lease of approximately 59,885 square feet of Agreed Rentable Area located on Floor 7 of the 1301 Fannin Street Building ("Building") (the land on which the Building is located is more particularly described in Exhibit
                                                                        -------
B attached to the Lease), all in accordance with the terms, conditions,
-
covenants and obligations contained in the Lease; and

         WHEREAS, beginning on the Effective Date, Tenant desires to expand the Premises to include approximately 6,155 square feet of Agreed Rentable Area located in the Basement of the Building, as shown on the attached Exhibit A (the
                                                                  ---------
"Third Expansion Space"); and

         WHEREAS, Landlord has agreed to the requested expansion subject to the terms of this Amendment.

         NOW, THEREFORE, in and for the premises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1. All capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Lease. Unless specifically modified by the foregoing provisions, all of the terms and conditions of the Lease shall remain unchanged and in full force and effect, it being the intent of the parties to add the Third Expansion Space to the Premises.

2. Item 2 of the Basic Lease Provisions is amended to reflect the addition of the Third Expansion Space to the Premises, which Tenant accepts in its "as-is" condition and to which Tenant acknowledges Landlord is under no obligation to make any leasehold improvements, and the Agreed Rentable Area of the Premises beginning on the Effective Date shall read as follows:

               Agreed Rentable Area: 66,040 square feet.
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3.   Basic Rent for the Third Expansion Space shall be as follows:

                       Rate Per Square     Basic          Basic
          Rental       Foot of Agreed      Annual         Monthly
          Period       Rentable Area       Rent           Rent
          ------       -------------       ----           ----

          RCD - ED     $ 17.00             $104,640.00    $ 8,720.00

          RCD = Third Expansion Space Rental Commencement Date
          ED = Third Expansion Space Expiration Date

4. Item 4 of the Basic Lease Provisions is amended to reflect the addition of the Third Expansion Space and shall read as follows:

         Tenant's Pro Rata Share Percentage from and after the Third Expansion Space Rental Commencement Date: 8.42% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage).

5. Item 5 of the Basic Lease Provisions is amendedonly with respect to the Third Expansion Space, to read as follows:

         Tenant's Operating Expense Stop for the Third Expansion Space only:
         Equal to actual Operating Expenses for the calendar year 2000, grossed up in accordance with Subsection 2.202 of the Supplemental Lease Provisions (see Article 2, Supplemental Lease Provisions).

6.   Item 6 of the Basic Lease Provisions is amended to add the following:

         Third Expansion Space Term: 12 consecutive calendar months commencing on the Third Expansion Space Rental Commencement Date and ending on the Third Expansion Space Expiration Date.

7.   Item 7 of the Basic Lease Provisions is amended to add the following:

         Third Expansion Space Commencement Date: The Effective Date

         Third Expansion Space Rental Commencement Date: The earlier of: (i) the date Tenant occupies any part of the Third Expansion Space for purposes of conducting business and (ii) Substantial Completion of the Work to be performed in the Third Expansion Space.

 8.  Item 8 of the Basic Lease Provisions is amended to add the following:

         Third Expansion Space Expiration Date: the date that is the last day of the 12/th/ month following the Third Expansion Space Rental Commencement Date.

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9.   Tenant shall be entitled to receive four additional unreserved parking spaces in the Garage for the Third Expansion Space in satisfaction of Landlord's obligation under Paragraph 1 of the Garage Parking Agreement attached as Exhibit E to the Lease.
                 ---------

10. The Third Expansion Space shall become a part of the Premises in accordance with, and shall be governed by, the provisions of the Lease, as amended, except for the following matters:

          (a) Tenant accepts the Third Expansion Space "as-is." All leasehold improvements shall be constructed in the Third Expansion Space, and the cost thereof paid, by Tenant in accordance with this Amendment. Landlord has not undertaken to perform any alteration or improvement to the Third Expansion Space.

          (b) On 90 days' written notice to Tenant, Landlord may terminate Tenant's lease of the Third Expansion Space Term ("Termination") for any reason, without any liability to Tenant and without affecting the Lease in any other respect. Tenant waives, and indemnifies and agrees to hold Landlord harmless against, any and all claims, whether statutory or common law, whether at law or in equity, against Landlord arising from or out of any Termination pursuant to this provision.

          (c) Landlord may require Tenant, upon 60 days' written notice (the "Relocation Notice"), to relocate the Third Expansion Space to any other premises (the "Relocation Space") within the Building, depending on availability and subject to the following:

               (i) The Relocation Notice shall specify the location of the Relocation Space, the date of relocation and the square footage of the Relocation Space, which can be 85% to 115% of the Agreed Square Footage of the Third Expansion Space. Upon Tenant's acceptance of the relocation pursuant to the terms of this Paragraph 10 and of the Relocation Notice, the square footage of the Relocation Space, as set forth in the Relocation Notice shall become the Agreed Square Footage of the Relocation Space.

               (ii) Within 30 days of Tenant's receipt of the Relocation Notice, Tenant shall notify Landlord in writing of its decision either to: (1) accept relocation pursuant to the terms of the Relocation Notice and this Paragraph 10 or (2) terminate Tenant's lease of the Third Expansion Space pursuant to this Amendment as of the date of relocation specified in the Relocation Notice.

               (iii) Tenant agrees to accept the Relocation Space, if at all, "as-is." All leasehold improvements shall be constructed in the Relocation Space, and the cost thereof paid, by Tenant in accordance with this

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               Amendment. Landlord has not undertaken to perform any alteration or improvement to the Relocation Space.

               (iv) The Rate Per Square Foot of Agreed Area of the Relocation Space shall be$17.00 and the Third Expansion Space Term shall remain unchanged by Tenant's relocation under the provisions of this Paragraph 10.

               (v) Tenant shall bear all costs and expenses of relocation to the Relocation Space, including moving expenses and costs of leasehold improvements in the Relocation Space.

               (vi) Upon Tenant's occupancy of the Relocation Space pursuant to the terms of this Paragraph 10, the parties shall execute an amendatory document in Landlord's then current form setting forth the Agreed Rentable Area of the Premises (including the Relocation Space), Tenant's new Pro Rata Share Percentage, and the Basic Monthly Rent of the Relocation Space.

          (c) The leasehold improvements in the Third Expansion Space (and the Relocation Space, if any) shall be constructed in accordance with the Work Letter attached as Exhibit C to the Lease, except as follows:
                                  ---------

               (i) The time frame for delivery of Construction Plans pursuant to Section 1.1 shall run, not from the date of execution of the Lease, but rather: (1) from the Effective Date with respect to the Third Expansion Space; and (2) from the date of the Relocation Notice, if any, for the Relocation Space, if any.

               (ii) Landlord shall not provide Tenant a Finish Allowance (Sections 2.1 and 3(b)) for the Third Expansion Space or any Relocation Space.

               (iii) Landlord shall have no obligation to construct the Landlord's Work set forth in Section 8(i), because that work has been completed and accepted by Tenant.

11. Section 5.103(c) of the Lease, as amended, shall not require Landlord to furnish UPS power in excess of 50 kVA to the Third Expansion Space, or to any Relocation Space.

12. This Amendment contains the parties' entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. The terms and provisions of the Lease shall remain in full force and effect, and the Lease, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

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     EXECUTED EFFECTIVE as of the day first set forth above.

Landlord:                                    Tenant:
--------                                     ------

AGBRI FANNIN LIMITED                         INTERLIANT, INC., a Delaware
PARTNERSHIP, a Delaware corporation          corporation

By: Shidler West Investment Corporation,
    a Delaware corporation, its authorized   By: /s/ Eric Sachs
    agent                                       --------------------------------
                                             Name:  Eric Sachs
                                                  ------------------------------
                                             Title: General Manager
                                                   -----------------------------

    By:[ILLEGIBLE]^^
       ----------------------------
    Name:__________________________
    Title:_________________________

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